                                                                   Exhibit 4-d





                 MASTER DEFINED CONTRIBUTION TRUST AGREEMENT

                               by and between

                       THE EMPLOYEE BENEFIT COMMITTEE

                                     of

                     ROCKWELL INTERNATIONAL CORPORATION

                                     and

                     FIRST INTERSTATE BANK OF CALIFORNIA



                 MASTER DEFINED CONTRIBUTION TRUST AGREEMENT

          THIS MASTER TRUST AGREEMENT made and entered into on this ____________ day of ______________, 1995, effective as of
_____________________, 19    , by and between the Employee
Benefit Committee of Rockwell International Corporation (hereinafter referred to as the "Benefit Committee"), and First Interstate Bank of California, a California corporation having its principal place of business at Los Angeles, California (hereinafter referred to as the "Master Trustee"),


                                 WITNESSETH:

          WHEREAS, the Benefit Committee has the power to appoint trustees, select Investment Managers, adopt and establish an investment method or policy, and approve, execute, amend and terminate trust agreements with respect to all defined contribution plans of the Controlled Group; and


          WHEREAS, the Benefit Committee desires to establish a master trust which will serve as a funding medium for eligible employee benefit plans of the Corporation; and


          WHEREAS, the Master Trustee is willing to act as Master
Trustee of such trust upon all of the terms and conditions hereinafter set forth; and


          WHEREAS, the Benefit Committee and the Master Trustee wish to amend those trust agreements referred to in Appendix A hereto (the "Prior Agreements") so that this Agreement shall be deemed to supersede all such Prior Agreements and so that all the separate trusts established by the Prior Agreements shall be deemed consolidated into the master trust established hereby;

          NOW, THEREFORE, the Benefit Committee and the Master Trustee declare and agree that the Master Trustee will receive, hold and administer all sums of money and such other property acceptable to Master Trustee as shall from time to time be contributed, paid or delivered to it hereunder, IN TRUST, upon all of the following terms and conditions.




                                  SECTION 1
                                  ---------
                                   General
                                   -------
1.1 DEFINITIONS. Where used in this Agreement, unless the context otherwise requires or unless otherwise expressly provided:

(a)   "Account Party" shall mean a delegate of the Benefit
Committee designated to represent the Benefit Committee for this purpose, the Plan Administrator and any Person to whom the Master
Trustee shall be instructed by the Benefit Committee to deliver its annual account under Section 12.2.

(b) "Accounting Period" shall mean either the twelve consecutive month period coincident with the calendar year or, if different, the fiscal year of the Plans or the shorter period in any year in which the Master Trustee accepts appointment as Master Trustee hereunder or ceases to act as Master Trustee for any reason.

(d) "Agreement" shall mean all of the provisions of this instrument and of all other instruments amendatory hereof.

(e) "Asset Manager" shall mean the Master Trustee, Benefit Committee or other Named Fiduciary or Investment Manager, individually or collectively as the context shall require, with respect to those assets held in an Investment Account over which it exercises, or to the extent it is authorized to exercise, discretionary investment authority or control.

(f)   "Bank business day" shall mean a day on which the Master
Trustee is open for business.

(g) "Board of Directors" shall mean the Board of Directors of the Corporation.

(h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Regulations issued thereunder.

(i) "Controlled Group Member" shall mean the Corporation and any subsidiaries or affiliates which are members of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (as defined in Code sections 414(b), (c), and (m), respectively), or the Corporation and any entity with which it must be aggregated pursuant to Code section 414(o) and the regulations thereunder.

(j)   "Corporation" shall mean Rockwell International
Corporation, a Delaware corporation.

(k) "Directed Fund" shall mean any Investment Account, or part thereof, subject to the discretionary management and control of the Benefit Committee or any other Named Fiduciary or any Investment Manager.

(l) "Discretionary Fund" shall mean any Investment Account, or part thereof, subject to the discretionary management and control of the Master Trustee.

(m)   "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended from time to time, and Regulations issued thereunder.

(n) "Fund" shall mean all cash and property contributed, paid or delivered to the Master Trustee hereunder, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments, transfers or other distributions which, at the time of reference, shall have been made by the Master Trustee, as authorized herein. The Fund shall include all evidences of ownership, interest or participation in an Investment Vehicle, but shall not, solely by reason of the Fund's investment therein, be deemed to include any assets of such Investment Vehicle.

(o) "Insurance Contract" shall mean any contract or policy of any kind issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company thereunder solely to the general account or solely to one or more separate accounts (including separate accounts maintained for the collective investment of qualified retirement plans), or a combination thereof, and whether or not any such allocation may be made in the discretion of the insurance company or the Benefit Committee.

(p) "Investment Account" shall mean each pool of assets in the Master Trust in which one or more Plans has an interest during an Accounting period.

(q) "Investment Manager" shall mean a bank, insurance company or investment adviser satisfying the requirements of ERISA section 3(38) which has provided the Master Trustee with written acknowledgment of compliance with ERISA.

(r) "Investment Vehicle" shall mean any common, collective or commingled trust, investment company, corporation functioning as an investment intermediary, insurance contract, partnership, joint venture or other entity or arrangement to which, or pursuant to which, assets of the Master Trust may be transferred or in which the Master Trust has an interest, beneficial or otherwise (whether or not the underlying assets thereof are deemed to constitute "plan assets" for any purpose under ERISA).

(s)   "Master Trust" shall mean the trust created hereby.

(t) "Named Fiduciary" shall mean the Benefit Committee and such other fiduciaries with respect to the Plans within the meaning of ERISA section 402(a)(2), 402(c)(3) or 403(a)(1) who has the authority to perform the separate functions allocated to the "Named Fiduciary" under this Agreement.

(u) "Participating Employer" shall mean the Corporation and any Controlled Group Member which has adopted this Master Trust with consent of the Board of Directors.

(v) "Plan" or "Plans" shall mean any employee benefit plan of a Participating Employer which meets the requirements for eligibility specified in Section 1.3 and as of the date of this Agreement includes those plans listed in Appendix B.

(w) "Plan Administrator" shall mean the Person designated by the Corporation in accordance with the terms of the Plans who is responsible for benefit administration under the Plans.

(x) "Person" shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, Master Trustee, partner, or venturer acting in an individual, fiduciary or representative capacity, as the context may require.

(y) "Qualifying Employer Security" shall mean the employer securities as defined in ERISA section 407(d).

(z)   "Valuation Date" shall mean the last day of the Accounting
Period, calendar quarter or any more frequent reporting date agreed to by the Master Trustee.

The plural of any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine, as the context shall require.

1.2 COMPLIANCE WITH LAW. The Trust hereinafter established is intended to comply with ERISA and to be tax exempt under Code section 501(a).

1.3 ELIGIBILITY. Any employee benefit plan established or maintained by a Participating Employer may be funded, in whole or in part, through the Master Trust if (i) the plan is qualified under Code section 401(a), (ii) the Master Trust is exempt from taxation under Code section 501(a), and (iii) this Agreement has been duly adopted by the board of directors of the Participating Employer with the consent of the Corporation.

                                  SECTION 2
                                  ---------
                            Establishment of Trust
                            ----------------------
2.1 ESTABLISHMENT OF TRUST. The Benefit Committee hereby establishes with the Master Trustee the Master Trust consisting of such sums of money and such property acceptable to the Master Trustee as shall from time to time be paid or delivered to the Master Trustee.

2.2 CONTRIBUTIONS TO THE TRUST. The Master Trustee shall have no duty to determine or collect contributions under any Plan and shall be solely accountable for moneys or properties actually received by it. The Benefit Committee shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under any of the Plans of a Participating Employer, the transmittal of the contributions to the Master Trustee and compliance with any statute, regulation or rule applicable to contributions.

2.3 PRIOR ADMINISTRATION. The Master Trustee shall not have any duty to inquire into the administration of the Plans or actions taken under any of the Plans by any prior trustee.

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2.4   FUND TO BE HELD IN TRUST.  The Fund shall be held by the
Master Trustee in trust and dealt with in accordance with the provisions of this Agreement and ERISA.

2.5 FUND TO BE HELD FOR BENEFIT OF PLAN PARTICIPANTS. Except as may be provided by law for the purpose of returning any of a Participating Employer's contributions or in case any Plan of which this Master Trust forms a part provides for the return of a Participating Employer's contributions in the event such Plan fails to initially qualify under the applicable provisions of the Code, at no time prior to the satisfaction of all liabilities for benefits of any plans under the Master Trust shall any part of the Fund be used for or diverted to purposes other than for the exclusive benefit of participants, retired participants, or their beneficiaries under the Plans and for, the payment of the reasonable expenses of the Plans.

2.6 COMMINGLING. The Master Trustee may commingle the assets attributable to the Plans for which contributions are made under this Agreement if this Agreement is applicable to more than one Plan and may commingle the Fund with funds of other trusts of similar nature created by the Corporation or the Benefit Committee for the exclusive benefit of participants, retired participants or their beneficiaries. Where commingling is effected with other trusts maintained by the Corporation or the Benefit Committee, the combined trust, to the extent that assets are attributable to contributions made under this Agreement, shall be the Fund referred to herein. The Master Trustee shall maintain such records as are necessary in order to maintain a separation of the Fund from the funds of the other trusts maintained by the Corporation or the Benefit Committee and to separate the assets attributable to each of the Plans for which contributions are made under this Agreement. The Corporation shall be responsible for causing sufficient records to be maintained to insure that benefits and liabilities payable with respect to each Plan shall be paid from the assets allocable to each such Plan. Should separation be required, either of the Fund from other trusts maintained by the Corporation, or the Benefit Committee, or of any Plan for which contributions are made under this Agreement from the Fund, the Master Trustee shall make such separation in accordance with generally accepted accounting principles and, where applicable, upon the certification of an actuary.

                                  SECTION 3
                                  ---------
                          Administration of the Plan
                          --------------------------
3.1 PLAN ADMINISTRATOR. The Plans shall be administered by the Plan Administrator who shall have the sole fiduciary duty as to plan administration and the Master Trustee shall not be responsible in any respect for such administration.

                                  SECTION 4
                                  ---------
                          Disbursement from the Fund
                          --------------------------
4.1 DISBURSEMENTS BY MASTER TRUSTEE. The Master Trustee shall make such payments out of the Fund as the Plan Administrator or its delegate(s) may from time to time in writing direct. In the discretion of the Plan Administrator, such payments may be made directly to the person specified by the Plan Administrator or deposited in a checking account maintained by the Plan Administrator for the purpose of making payments to the person, or persons entitled to such payments under the Plans, or to an account maintained by some other entity which the Plan Administrator may designate to make payments.

4.2 DIRECTION TO THE MASTER TRUSTEE. Any direction given to the Master Trustee in accordance with this Section need not specify the specific application of the payment to be made, but shall specify that the payment is for the purposes of the Plans or the payment of Plans' expenses.

                                  SECTION 5
                                  ---------
                  Allocation of Investment Responsibilities
                  -----------------------------------------
5.1 ASSET MANAGERS. (a) The Benefit Committee will from time to time, in its sole discretion, appoint one or more Asset Managers to manage specified portions of the Fund. Upon the appointment of each Asset Manager, the Benefit Committee shall so notify the Master Trustee and instruct the Master Trustee in writing to separate into a separate account those assets as to which each Asset Manager has discretion and control. The Asset Manager shall designate in writing the person or persons who are to represent any such Asset Manager in dealings with the Master Trustee. Upon the separation of the assets in accordance with the instructions of the Benefit Committee, the Master Trustee shall thereupon be relieved and released of all investment duties, responsibilities and liabilities normally and statutorily incident to a Master Trustee as to such Directed Funds, and, as to such Directed Funds, the Master Trustee shall act as custodian. Except as otherwise provided by the Benefit Committee in writing from time to time, the Master Trustee shall take no action as to such Directed Funds with respect to the duties or powers allocated to an Asset Manager in Section 6 or Section 7 without receipt of written directions of the Asset Manager. Unless specifically prohibited in writing, the Master Trustee, as custodian, may hold the assets of such Directed Funds in the name of a nominee or nominees.

(b) Should an Asset Manager at any time elect to place security transactions directly with a broker or dealer, the Master Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from the Asset Manager. Should the Asset Manager direct the Master Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall be in writing and shall specifically set forth the actions to be taken by the Master Trustee as to such services.

(c) In the event that an Asset Manager places security transactions directly or directs the utilization of a service, the Asset Manager shall be solely responsible for the acts of such persons. The sole duty of the Master Trustee as to such transactions shall be incident to its duties as custodian.

5.2 TRANSFER OF ASSETS TO ASSET MANAGERS. (a) Upon receipt of written directions by the Benefit Committee, the Master Trustee shall (i) transfer and deliver such part of the assets of the Fund as may be specified in such writing to any Asset Manager so appointed, and (ii) accept the transfer back to it of any such assets at any time held by an Asset Manager, provided that the Benefit Committee may only direct such transfers as are in conformity with the provisions of the Plans, this Agreement, and ERISA, and Code sections 401(a) and 501(a). Any such written direction shall constitute a certification to the Master Trustee by the Benefit Committee that the transfer so directed is one which the Benefit Committee is authorized to direct and is in conformity with the aforesaid provisions.

(b) If any assets are so transferred to the custody of an Asset Manager, such Asset Manager shall undertake and be responsible for all the custodial duties therefor, and such assets shall remain for all purposes a part of the Fund and the Master Trust, and as such, subject to all the terms and provisions of this Agreement. Any
Asset Manager receiving such assets may invest any part or all of such assets in units of any collective, common or pooled trust fund operated or maintained by a bank or trust company, including the Investment Manager or any affiliate of the Investment Manager, exclusively for the commingling and collective investment of moneys or other assets held under or as part of a plan which is established in conformity with and qualifies under Code section 401(a). Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the trustee, or the Asset Manager, to the extent moneys or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the Master Trustee of such collective trust, and to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For the purposes of valuation of any interest under the Plans of which this Master Trust forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation procedures.

(c) The Master Trustee shall have no duty or responsibility as to the safekeeping of such assets or as to the investment and reinvestment of the same, except that the Master Trustee shall require such statements and reports from such Asset Manager as may be necessary to enable the Master Trustee and the Plan Administrator to carry out their recordkeeping and reporting duties under this Agreement. The Master Trustee shall enter into and execute such agreements, receipts and releases as shall be required to carry out the directions of the Benefit Committee with respect to the transfer of any assets of the Fund to or from an Asset Manager in accordance with this Section 5.2.

5.3 THE MASTER TRUSTEE. Subject to investment policies, objectives and guidelines set forth in Section 6.1 or communicated to the Master Trustee by the Benefit Committee as contemplated by this Section 5, the Master Trustee shall from time to time invest and reinvest the Discretionary Fund described in Appendix D and keep it invested in accordance with the terms of this Agreement and such policies, objectives and guidelines.

                                  SECTION 6
                                  ---------
                             Investment Accounts
                             -------------------
6.1 ESTABLISHMENT OF INVESTMENT ACCOUNTS. The Benefit Committee shall direct the Master Trustee to establish on its books and records accounts sufficient to accommodate investment options, available to the employees. The Benefit Committee shall establish an investment purpose for each account, either by separate written designation or through an agreement between the Benefit Committee and the Master Trustee that shall incorporate therein the investment purposes and, if applicable, the investment restrictions which the Plan provides as to investment options. The Master Trustee shall initially establish and maintain such investment funds as described in Appendix D.

      Should the Benefit Committee direct the Master Trustee to establish additional special investment accounts or funds, the Benefit Committee shall direct the Master Trustee as to the nature and objectives that such account or fund is to achieve. The Benefit Committee, in the manner provided in Section 15.1, may delegate to a special investment committee the power to direct the general investment philosophy as to such special accounts or funds. In the investment of any special account or fund, the Master Trustee may utilize all or any part of the collective investment fund provided in subsection 7.3(g) in the same manner and according to the same terms as therein set forth.

6.2 QUALIFYING EMPLOYER SECURITIES. All amounts received by the Master Trustee which are directed by the Benefit Committee to be placed in an account which has as its investment purpose investment in Qualifying Employer Securities or any amount received by the Master Trustee as a result of holding such Qualifying Employer Securities shall be invested in accordance with the provisions of Appendix D dealing with Qualifying Employer Securities.

6.3 ALLOCATION OF CONTRIBUTIONS. The Benefit Committee shall, upon the making of any contribution to this Master Trust by a Participating Employer, or, if applicable, a Participant, or both, instruct the Master Trustee in writing of the manner that such contribution is to be allocated between the funds or accounts previously established. In addition, from time to time the Benefit Committee may direct the Master Trustee to transfer moneys from any of the funds or accounts to be credited to another. The Master Trustee, as promptly as possible, shall comply with the directions of the Benefit Committee. The Master Trustee is specifically authorized to establish such additional funds or accounts for the purpose of investment as the Benefit Committee shall direct from time to time. The Master Trustee is further authorized to transfer from any such fund or existing fund or funds any and all amounts as may be directed by the Benefit Committee from time to time.

6.4 RESPONSIBILITY OF MASTER TRUSTEE. The Master Trustee shall not be responsible nor liable to establish or maintain a record or account in the name of any individual Participant. The Master Trustee shall not be required to establish the value of any Participant's individual interest in the Fund or any account established hereunder. Should the Master Trustee and the Benefit Committee or the Corporation agree that the Master Trustee shall maintain individual account records, such agreement shall be separate and apart from the terms of this Trust. Such an agreement shall not be construed as implying any duty upon the Master Trustee hereunder even though the Master Trustee, in its corporate capacity as record keeper for the accounts of individual participants, shall have the right, power or duty to issue instructions or directions as to the disposition or distribution of any assets held hereunder.

6.5 ACCOUNTS AS SEPARATE TRUSTS. For the purposes of application of this Agreement, each fund or account created hereunder shall be considered a separate trust insofar as the application of powers granted the Master Trustee.
Notwithstanding the provisions of this Agreement which establishes powers and duties with regard to the Master Trust as a whole, the Master Trustee shall exercise such of those powers as are consistent with the investment purposes of each account. Where applicable or required, the Master Trustee with the Benefit Committee's consent may subdivide any account as may be required to fulfill either its duties hereunder or the instructions of the Benefit Committee.

                                  SECTION 7
                                  ---------
                            Investment of the Fund
                            ----------------------
7.1 STANDARD OF CARE. The Master Trustee, each Asset Manager, the Benefit Committee and any other Named Fiduciary shall discharge their respective investment duties as provided under Sections 5 and 6 hereof with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims and by diversifying the investments held hereunder consistent with investment policies, objectives and guidelines so as to minimize the risk of large losses, unless it would be clearly not prudent to diversify.

7.2 WAIVER OF INVESTMENT RESTRICTIONS. Such investment and reinvestment shall not be restricted to securities or property of the character authorized for investments by Master Trustees or asset managers under any statute or other laws of any state, district or territory.

7.3 GRANT OF INVESTMENT POWERS. In addition to any power granted to trustees or asset managers under any statute or other laws, such laws and statutes if necessary being incorporated herein by reference, the Master Trustee's, and each Asset Manager's investment powers may, unless restricted in writing by the Benefit Committee, include, but shall not be limited to, investment in the following:

(a) domestic or foreign common and preferred stocks and options thereon, as well as warrants, rights and preferred stocks convertible into common stock, regardless of where or how traded;

(b) corporate bonds and debentures and any such securities which are convertible into common stock, domestic or foreign;

(c) bonds or other obligations of the United States of America or any foreign nation, and any agencies thereof, or any bonds or other obligations which are directly or indirectly guaranteed by the United States or any foreign nation, or any agency thereof;

(d)   notes of any nature, of foreign or domestic issuers;

(e) savings accounts, certificates of deposit and other types of time deposits, bearing a reasonable rate of interest based upon the duration, amount, type and geographical area, with any financial institution or quasi-financial institution or any department of the same, either domestic or foreign, under the supervision of the United States or any State, including any such financial institution owned, operated or maintained by the Master Trustee in its corporate or association capacity (including any department or division of the same) or a corporation or association affiliated with the same;

(f) any collective or common trust fund or composite security owned, operated and maintained by the Master Trustee, including, but not limited to, demand notes, short-term notes and cash equivalent funds;

(g) any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of moneys or other assets of employees' pension and profit sharing trusts exempt from tax under Code section 501(a) by reason of qualifying under Code section 401(a) including any such fund operated or maintained by the Master Trustee. Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Master Trustee or an Investment Manager, to the extent moneys or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures;

(h) individual or group insurance policies and contracts including, but not limited to, life insurance, annuity (fixed or variable) and investment policies and contracts, but only if directed by the Benefit Committee or another Named Fiduciary, as appropriate, to purchase or retain such policies and contracts.

7.4 MAINTENANCE OF CASH BALANCES. The Master Trustee shall keep such portion of the Fund in cash or cash balances as may be specified from time to time in a written request from the Plan Administrator or as required by the Benefit Committee to meet contemplated payments from the Fund. The Master Trustee shall invest such cash balances and any other portions of the Fund which may be in cash or cash balances in accordance with such investment policies, objectives and guidelines as may be communicated to the Master Trustee from time to time by the Benefit Committee pursuant to Section 5. The Master Trustee shall not be liable for interest on any reasonable cash balances so maintained.

                                  SECTION 8
                                  ---------
                        Powers of the Master Trustee,
                    Asset Managers and the Named Fiduciary
                    --------------------------------------
8.1 QUALIFYING EMPLOYER SECURITIES ACCOUNTS. With respect to accounts established to invest in Qualifying Employer Securities, the Master Trustee shall act only in accordance with the procedures set forth in the Plans, Appendix D, and with respect to the right to vote, the right to tender in the event of a tender offer or the exercise of certain other rights concerning such securities, Appendix E.

8.2 GENERAL POWERS. As to all assets other than Qualifying Employer Securities, the Master Trustee shall have and exercise the following powers and authority in the administration of the Fund only on the direction of an Asset Manager and the Benefit Committee where such powers and authority relate to a Directed Fund and in its sole discretion where such powers and authority relate to a Discretionary Fund:

(a) to purchase, receive or subscribe for any securities or other property and to retain in trust such securities or other property;

(b) to sell, exchange, convey, transfer, lend, or otherwise dispose of any property held in the Fund and to make any sale by private contract or public auction; and no person dealing with the Master Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(c) to vote in person or by proxy any stocks, bonds or other securities held in the Fund;

(d) to exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversion or exercise, as well as to write options with respect to such stocks and to enter into any transactions in other forms of options with respect to any options which the Fund has outstanding at any time;

(e) to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Fund may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as deemed wise, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not Master Trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same, without any duty to sell;

(f) to insure, according to customary standards, any property held in the Fund for any amount and to pay any premiums required for such coverage;

(g) to purchase or otherwise acquire and make payment therefor from the Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust and its operation, or believed by the Master Trustee or Asset Manager to be in the best interests of the Fund, except the Master Trustee or Asset Manager may not obtain any insurance whose premium obligation extends to the Fund which would protect the Master Trustee or Asset Manager against its liability for breach of fiduciary duty;

(h) to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise; provided that no insurance company dealing with the Master Trustee shall be considered to be a party to this Agreement and shall only be bound by and held accountable to the extent of its contract with the Master Trustee. Except as otherwise provided by any contract, the insurance company need only look to the Master Trustee with regard to any instructions issued and shall make disbursements or payments to any person, including the Master Trustee, as shall be directed by the Master Trustee. Where applicable, the Master Trustee shall be the sole owner of any and all insurance policies or contracts issued.
Such contracts or policies, unless otherwise determined, shall be held as an asset of the Fund for safekeeping or custodian purposes only;

(i)   to lend the assets of the Fund to participants of the Plan.
The Benefit Committee shall have full and exclusive responsibility for loans made to participants, including, without limitation, full and exclusive responsibility for the following: development of procedures and documentation for such loans;
acceptance of loan applications; approval of loan applications; disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Section 1601 et seq., compliance with the record retention requirements promulgated under the Equal Credit
Opportunity Act, 15 U.S.C. Section 1691 et seq. and its implementing regulation, Regulation B, 12 C.F.R. part 202; acting as agent for the physical custody and safekeeping of the promissory notes and other loan documents; performing necessary and appropriate recordkeeping and accounting functions with respect to loan transactions; enforcement of promissory note terms, including, but not limited to, directing the Master Trustee to take specified actions; and maintenance of accounts and records regarding interest and principal payments on notes. The Master
Trustee shall not in any way be responsible for holding or reviewing such documents, records and procedures and shall be entitled to rely upon such information as is provided by the Benefit Committee or its own sub-agent or recordkeeper without any requirement or responsibility to inquire as to the completeness or accuracy thereof, but may from time to time examine such documents, records and procedures, as it deems appropriate.

8.3 SPECIFIC POWERS OF THE MASTER TRUSTEE. The Master Trustee shall have the following powers and authority, to be exercised in its sole discretion with respect to the Fund:

(a) to appoint agents, custodians, depositories or counsel, domestic or foreign, as to part or all of the Fund and functions incident thereto where, in the sole discretion of the Master Trustee, such delegation is necessary in order to facilitate the operations of the Fund and such delegation is not inconsistent with the purposes of the Fund or in contravention of any applicable law. To the extent that the appointment of any such person or entity may be deemed to be the appointment of a fiduciary, the Master Trustee may exercise the powers granted hereby to appoint as such a fiduciary any person or entity, including, but not limited to, the Benefit Committee or the Corporation, notwithstanding the fact that such person or entity is then considered a fiduciary, a party in interest or a disqualified person within the meaning of the applicable provisions of ERISA. Upon such delegation, the Master Trustee may require such reports, bonds or written agreements as it deems necessary to properly monitor the actions of its delegate;

(b) to cause any investment, either in whole or in part, in the Fund to be registered in, or transferred into, the Master Trustee's name or the names of a nominee or nominees, including but not limited to that of the Master Trustee, a clearing company, or a depository, or in book entry form, or to retain any such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Master Trustee shall at all times show that such investments are a part of the Fund; and to cause any such investment, or the evidence thereof, to be held by the Master Trustee, in a depository, in a clearing company, in book entry form, or by any other entity or in any other manner permitted by law;

(c) to make, execute and deliver, as Master Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers;

(d) to defend against or participate in any legal actions involving the Fund or the Master Trustee in its capacity stated herein, in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Fund, unless paid by the Corporation in accordance with Section 11; provided however, the Master Trustee shall notify the Benefit Committee of all such actions and the Benefit Committee may, in its sole discretion, determine against the incurrence of any such legal fees and expenses which may be incurred beyond those necessary to protect the Fund against default or immediate loss and may participate in the selection of and instructions to legal counsel;

(e) to form corporations and to create trusts, to hold title to any security or other property, to enter into agreements creating partnerships or joint ventures for any purpose or purposes determined by the Master Trustee to be in the best interests of the Fund;

(f) to establish and maintain such separate accounts in accordance with the instructions of the Plan Administrator for the proper administration of the Plans, or as determined to be necessary by the Master Trustee. Such accounts shall be subject to the general terms of this Agreement, unless the Master Trustee is notified of a contrary intent by the Plan Administrator or the Benefit Committee in writing; and

(g) to generally take all action, whether or not expressly authorized, which the Master Trustee may deem necessary or desirable for the protection of the Fund.

8.4 MAINTENANCE OF INDICIA OF OWNERSHIP. The Master Trustee shall not maintain indicia of ownership of any asset of the Fund held by it outside the jurisdiction of the District Courts of the United States unless such holding is approved through ruling or regulations promulgated under ERISA by the Secretary of Labor.

8.5 THIRD PARTY TRANSACTIONS. In addition, and not by way of limitation, the Master Trustee shall have any and all powers and duties concerning the investment, retention or sale of property held in trust as if it were absolute owner of the property, and no restrictions with regard to the property so held shall be implied, warranted or sustained by reason of this Agreement; provided, however, at no time shall the exercise of such powers and duties establish any evidence which would permit a third party to assert a right, title or interest superior to that of the Plans in the property held in the Fund.

                                  SECTION 9
                                  ---------
                             Discretionary Powers
                             --------------------
9.1 MASTER TRUSTEE GRANTED DISCRETION. The Master Trustee is hereby granted any and all discretionary powers not explicitly or implicitly conferred by this Agreement which it may deem necessary or proper for the protection of the property held hereunder.

                                  SECTION 10
                                  ----------
                           Prohibited Transactions
                           -----------------------
10.1 TRANSACTIONS WHICH ARE PROHIBITED. Notwithstanding any provision of this Agreement, either appearing before or after this Section, the Master Trustee shall not engage in or cause the Trust to engage in any transaction if it knows or should know, that such transaction constitutes a direct or indirect prohibited transaction, as defined in ERISA section 406 or Code section 4975 except to the extent there exists a statutory or administrative prohibited transaction exemption.

10.2  PROVISION OF ANCILLARY SERVICES BY MASTER TRUSTEE.
Notwithstanding the foregoing, the Master Trustee may, in addition to the services rendered in conjunction with its duties and responsibilities as Master Trustee under the terms of this Agreement, provide such ancillary services as meet the following standards:

(a) there have been adopted by the Master Trustee internal safeguards which assure that such ancillary services are consistent with sound banking and financial practices as determined by the appropriate banking authority;

(b) the ancillary services are provided in accordance with guidelines which are intended to meet the standards established by the appropriate banking authority; and

(c) the compensation received by the Master Trustee for such services is reasonable and established in an arm's-length manner.

                                  SECTION 11
                                  ----------
                       Expenses, Compensation and Taxes
                       --------------------------------
11.1 COMPENSATION AND EXPENSES OF THE MASTER TRUSTEE. The Master Trustee shall be entitled to such reasonable compensation for services rendered by it in accordance with the schedule of compensation as agreed upon by the Benefit Committee and the Master Trustee from time to time together with all reasonable expenses incurred by the Master Trustee as a result of the execution of its duties hereunder, including, but not limited to, legal and accounting expenses, expenses incurred as a result of disbursements and payments made by the Master Trustee, and reasonable compensation for agents, counsel or other services rendered to the Master Trustee by third parties and expenses incident thereto.

11.2  PAYMENT FROM THE FUND.

(a) EXCEPT AS PROVIDED IN PARAGRAPH (b) BELOW, PROPERLY APPROVED REASONABLE FEES AND EXPENSES OF ANY OF THE FOLLOWING SHALL BE PAID FROM THE FUND AND SHALL CONSTITUTE A CHARGE ON THE FUND UNTIL SO PAID: THE MASTER TRUSTEE, ANY OTHER MASTER TRUSTEE, ANY INVESTMENT MANAGER, ANY FEES FROM THE PLAN'S AUDITORS, ANY FEES FROM THE PLAN'S RECORDKEEPER, LEGAL FEES, ANY INVESTMENT ADVISOR AND ANY OTHER COSTS AND FEES RELATED TO THE FUND; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE FUND PAY ANY SUCH FEES OR EXPENSES INCURRED:

     (1)  FOR PREPARATION OR PROSECUTION OF ANY ACTION AGAINST
          THE CORPORATION, THE PLANS, THE PLAN ADMINISTRATOR OR
          ANY MEMBER OF THE BENEFIT COMMITTEE, OR

     (2) FOR THE DEFENSE OR SETTLEMENT OF, OR THE SATISFACTION OF A JUDGMENT RELATED TO, ANY PROCEEDING ARISING EITHER OUT OF ANY ALLEGED MISFEASANCE OR NONFEASANCE IN ANY PERSON'S PERFORMANCE OF DUTIES WITH RESPECT TO THE PLANS OR OUT OF ANY ALLEGED WRONGFUL ACT AGAINST THE PLANS.

      NEITHER THE PLAN ADMINISTRATOR NOR ANY MEMBER OF THE
BENEFIT COMMITTEE SHALL BE COMPENSATED FROM THE PLANS BUT MAY BE
COMPENSATED BY THE CORPORATION FOR SERVICES RENDERED ON BEHALF OF
THE PLANS.

      THE CORPORATION MAY, IF IT DEEMS NECESSARY, PAY THESE FEES
AND EXPENSES DIRECTLY AND MAY OR MAY NOT SEEK REIMBURSEMENT FROM
THE FUND.

(b) BROKERAGE FEES, COMMISSIONS, STOCK TRANSFER TAXES AND OTHER CHARGES AND EXPENSES INCURRED IN CONNECTION WITH TRANSACTIONS RELATED TO THE ACQUISITION OR DISPOSITION OF PROPERTY FOR OR OF THE MASTER TRUST, INCLUDING ANY PART SEGREGATED IN AN INVESTMENT MANAGER ACCOUNT, OR DISTRIBUTIONS THEREFROM SHALL BE PAID FROM THE FUND, INCLUDING ANY PART SEGREGATED IN AN INVESTMENT MANAGER ACCOUNT. TAXES, IF ANY, PAYABLE BY THE MASTER TRUSTEE ON THE ASSETS AT ANY TIME HELD IN THE FUND OR ON THE INCOME THEREOF SHALL BE PAID FROM THE FUND.

(c) THE FREQUENCY OF THE BILLING OF A PARTICULAR EXPENSE, THE PARTICULAR INVESTMENT ACCOUNT TO BE CHARGED AND THE BASIS OF THE EXPENSE ALLOCATION SHALL BE GOVERNED BY THE PROVISIONS OF APPENDIX C; WHICH APPENDIX MAY BE AMENDED, FROM TIME TO TIME, BY THE BENEFIT COMMITTEE; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT SHALL AFFECT EXPENSES CHARGED AGAINST AN INVESTMENT VEHICLE PRIOR THE MASTER TRUSTEE'S RECEIPT OF NOTICE OF THE AMENDMENT.

11.3 PAYMENT OF TAXES. The Master Trustee shall notify the Benefit Committee upon receipt of notice with regard to any proposed tax deficiencies or any tax assessments which it receives on any income or property in the Fund and, unless notified to the contrary by the Benefit Committee within thirty
(30) days, shall pay any such assessments. If the Benefit Committee notifies the Master Trustee within said period that, in its opinion or the opinion of counsel, such assessments are invalid or that they should be contested, then the Master

Trustee shall take whatever action is indicated in the notice received from the Benefit Committee or counsel, including contesting the assessment or litigating any claims.

                                  SECTION 12
                                  ----------
                   Accounts, Books and Records of the Fund
                   ---------------------------------------
12.1 RECORDKEEPING DUTY OF MASTER TRUSTEE. The Master Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Benefit Committee.

12.2 PERIODIC REPORTS. In addition, within sixty (60) days following the close of each fiscal year of the Fund, or following the close of such other period as may be agreed upon between the Master Trustee and the Benefit Committee, and within one hundred twenty (120) days, or such other agreed upon period, unless such period be waived, after the removal or resignation of the Master Trustee as provided for in this Agreement, the Master Trustee shall file with the Plan Administrator and the Benefit Committee, a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during the fiscal year or other annual period or during the period from the close of the preceding fiscal year or other preceding period to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such fiscal year or other period, valued currently, and such other information as may be required of the Master Trustee under any applicable law.

12.3 ADDITIONAL ACCOUNTING. Except as provided below, neither the Plan Administrator, Benefit Committee, the Corporation, nor any Participating Employer shall have the right to demand or be entitled to any further accounting different from the normal accounting rendered by the Master Trustee. Further, no participant, beneficiary or any other person shall have the right to demand or be entitled to any accounting by the Master Trustee, other than those to which they may be entitled under the law.
The Plan Administrator, Benefit Committee, or the Corporation shall have the right to inspect the Master Trustee's books and records relating to the Fund during normal business hours or to designate an accountant to make such inspection, study, and/or audit with all expenses related thereto to be paid by the Corporation.

12.4 JUDICIAL DETERMINATION OF ACCOUNTS. Nothing contained herein will be construed or interpreted to deny the Master
Trustee or the Benefit Committee the right to have the Master
Trustee's account judicially determined.

12.5 LIMITATION OF ACTIONS. Notwithstanding any other provision of the Plans or this Agreement, the Master Trustee shall not be subject to any liability for any act or omission, regardless of its nature, after the expiration of six (6) years commencing with the day next following the date that any report is filed with the Secretary of Labor which discloses such error or omission, or, if earlier, six (6) years after the date a party plaintiff did or should have had knowledge of such act or omission.

12.6 FILINGS BY THE PLAN ADMINISTRATOR. For the purposes of this Section, the Master Trustee shall conclusively presume that the Plan Administrator has made or caused to be made, or will make or cause to be made, all Federal filings as of the date required.

12.7 DETERMINATION OF FAIR MARKET VALUE. The Master Trustee shall determine the fair market value of the Fund monthly and annually based upon generally accepted accounting principles applicable to trusts of a same or similar nature to the one created herein.

12.8 RETENTION OF RECORDS. All records and accounts maintained by the Master Trustee with respect to the Fund shall be preserved for such period as may be required under any applicable law.
Upon the expiration of any such required retention period, the Master Trustee shall have the right to destroy such records and accounts after first notifying the Benefit Committee in writing of its intention and transferring to the Benefit Committee any records and accounts requested. The Master Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

                                  SECTION 13
                                  ----------
                      Fiduciary Duties of Master Trustee
                      ----------------------------------
13.1 ACKNOWLEDGMENT OF FIDUCIARY DUTY. The Master Trustee acknowledges that it assumes the fiduciary duties established by this Agreement.

13.2 JUDICIAL DETERMINATION. The Master Trustee shall not, however, be liable for any loss to or diminution of the Fund except to the extent that any such loss or diminution results from act or inaction on the part of the Master Trustee which is judicially determined to be due to its negligence or a breach of its fiduciary duties.

                                  SECTION 14
                                  ----------
                           Resignation and Removal
                           -----------------------
14.1 POWER TO RESIGN OR REMOVE. The Master Trustee may be removed with respect to all, or a part of, the Fund by the Benefit Committee, upon written notice to the Master Trustee to that effect. The Master Trustee may resign as Master Trustee hereunder, upon written notice to that effect delivered to the Benefit Committee.

14.2 NOTICE. Such removal or resignation shall become effective as of the last day of the month which coincides with or next follows the expiration of ninety (90) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon in writing by the Benefit Committee and the Master Trustee.

14.3 SUCCESSOR APPOINTMENT. In the event of such removal or resignation, a successor master trustee, or a separate trustee or trustees, shall be appointed by the Benefit Committee to become master trustee, or a separate trustee or trustees, as of the time such removal or resignation becomes effective. Such successor master trustee, or separate trustee or trustees, shall accept such appointment by an instrument in writing delivered to the Benefit Committee and the Master Trustee and upon becoming successor master trustee, or separate trustee or trustees, shall be vested with all the rights, powers, duties, privileges and immunities as successor master trustee, or separate trustee or trustees, hereunder as if originally designated as Master Trustee, or separate trustee or trustees, in this Agreement.

14.4 TRANSFER OF FUND TO SUCCESSOR. Upon such appointment and acceptance, the retiring Master Trustee shall endorse, transfer, assign, convey and deliver to the successor master trustee, or separate trustee or trustees, all of the funds, securities and other property then held by it in the Fund, except such amount as may be reasonable and necessary to cover its compensation and expenses as may be agreed to by the Benefit Committee in connection with the settlement of its accounts and the delivery of the Fund to the successor master trustee, or separate trustee or trustees, and the balance remaining of any amount so reserved shall be transferred and paid over to the successor master trustee, or separate trustee or trustees, promptly upon settlement of its accounts, subject to the right of the retiring Master Trustee to retain any property deemed unsuitable by it for transfer until such time as transfer can be made.

14.5 RETENTION OF NONTRANSFERABLE ASSETS. If the retiring Master Trustee holds any property unsuitable for transfer, it shall retain such property, and as to such property alone it shall be a trustee with the successor master trustee, or separate trustee or trustees, its duties and obligations being solely limited to any such property, and it shall not have fiduciary duties of any nature as to assets transferred. Should the successor master trustee, or separate trustee or trustees, accept fiduciary responsibility as to such property, the Master Trustee shall retain only custodian duties as to such property.

14.6 ACCOUNTING. In the event of the removal or resignation of the Master Trustee hereunder, the Master Trustee shall file with the Benefit Committee a statement and report of its accounts and proceedings covering the period from its last annual statement and report, and its liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such written statement and report shall be governed by the terms of this Agreement.

                                  SECTION 15
                                  ----------
                         Actions by the Corporation,
                 the Plan Administrator or Benefit Committee
                 -------------------------------------------
15.1 ACTION BY CORPORATION. Any action by the Corporation pursuant to this Agreement shall, in accordance with
Section 23.1, be evidenced or empowered in writing to the Master Trustee, and the Master Trustee shall be entitled to rely on such writing.

15.2 ACTION BY THE PLAN ADMINISTRATOR OR BENEFIT COMMITTEE. Any action by any person or entity duly empowered to act on behalf of the Plan Administrator or Benefit Committee with respect to any rights, powers or duties specified in this Agreement shall be in writing, signed by such person or by the person designated by the Plan Administrator or Benefit Committee or any other Named Fiduciary, and the Master Trustee shall act and shall be fully protected in acting in accordance with such writing.

                                  SECTION 16
                                  ----------
                           Amendment or Termination
                           ------------------------
16.1 AMENDMENT OR TERMINATION. The Benefit Committee shall have the right at any time and from time to time by appropriate action:

(a) to modify or amend in whole or in part any or all of the provisions of this Agreement upon sixty (60) days' prior notice in writing to the Master Trustee, unless the Master Trustee agrees to waive such notice; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Master Trustee may be made without the Master Trustee's consent, or

(b) to terminate this Agreement upon sixty (60) days' prior notice in writing delivered to the Master Trustee;

provided, further, that no termination, modification or amendment shall permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such participants, retired participants and their beneficiaries, except for the return of Participating Employer contributions which are allowed by law.

16.2 TERMINATION OF A PLAN. Should the Corporation notify the Master Trustee of the termination of a Plan by a Participating Employer, the Master Trustee shall distribute all cash, securities and other property then held in the Fund with respect to such Plan, less any amounts constituting charges and expenses payable from the Fund, on the date or dates specified by the Plan Administrator to such persons and in such manner as the Plan Administrator shall direct. In making such distributions, the Master Trustee shall be entitled to assume that such distributions are in full compliance with and are not in violation of any applicable law regulating the termination of any kind whatsoever arising from any distribution made by the Master Trustee at the direction of the Plan Administrator as a result of the termination of this Agreement.

16.3 RETENTION OF NONTRANSFERABLE PROPERTY. The Master Trustee reserves the right to retain such property as is not, in the sole discretion of the Master Trustee, suitable for distribution at the time of termination of this Agreement and shall hold such property as custodian for those persons or other entities entitled to such property until such time as the Master Trustee is able to make distribution. The Master Trustee's duties and obligations with respect to any property held in accordance with the above shall be purely custodial in nature and the Master Trustee shall only be obligated to see to the safekeeping of such property and make a reasonable effort to prevent deterioration or waste of such property prior to its distribution. Upon complete distribution of all property constituting the Fund, this Agreement shall be deemed terminated.

16.4 TERMINATION IN THE ABSENCE OF DIRECTIONS FROM THE PLAN ADMINISTRATOR. In the event no direction is provided by the Plan Administrator with respect to the distribution of a Plan's portion of the Fund upon termination of this Agreement, the Master Trustee shall make such distributions as are specified by the Plan after notice to the Benefit Committee. In the event the Plan is silent as to the distributions to be made upon termination of the Plan or the terms of the Plan are inconsistent with the then applicable law or the Master Trustee cannot obtain a copy of the most recent Plan, the Master Trustee shall distribute the Fund to participants and their beneficiaries under the Plan in an equitable manner that will not adversely affect the qualified status of the Plan under Code section 401(a) or any other statute of similar import and that will comply with any applicable provisions of ERISA regulating the allocation of assets upon termination of plans such as the Plan. The Master Trustee, in such case, reserves the right to seek a judicial and administrative determination as to the proper method of distribution of the Fund upon termination of this Agreement.

16.5 TERMINATION ON CORPORATE DISSOLUTION. If any Participating Employer ceases to exist as a result of liquidation, dissolution or acquisition in some manner, that portion of the Fund attributable to the Plans of the affected Participating Employer shall be distributed as provided above upon termination of a Plan unless a successor to the affected Participating Employer elects to continue the Plan and this Agreement as provided in this Agreement.

                                  SECTION 17
                                  ----------
                           Merger or Consolidation
                           -----------------------
17.1 MERGER OR CONSOLIDATION OF MASTER TRUSTEE. Any corporation, or national association, into which the Master Trustee may be merged or with which it may be consolidated, or any corporation, or national association, resulting from any merger or consolidation to which the Master Trustee is a party, or any corporation, or national association, succeeding to the trust business of the Master Trustee, shall become the successor of the Master Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

17.2 MERGER OR CONSOLIDATION OF CORPORATION OR ANY PARTICIPATING EMPLOYER. Any partnership or corporation into which the Corporation or any Participating Employer may be merged or with which it may be consolidated, or any partnership or corporation succeeding to all or a substantial part of the business interests of the Corporation or any Participating Employer may become the Corporation or any Participating Employer hereunder by expressly adopting and agreeing to be bound by the terms and conditions of the Plan and this Agreement and so notifying the Master Trustee to such effect by submission to the Master Trustee of an appropriate written document.

17.3 MERGER OR CONSOLIDATION OF PLAN. In the event that the Benefit Committee authorizes and directs that the assets of another plan be merged or consolidated with or transferred to a Plan participating in this Master Trust, the Master Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing that each participant covered under the plan the assets of which are to be merged consolidated or transferred will immediately after such merger, consolidation or transfer be entitled to a benefit either equal to or then greater than the benefit he would have been entitled to had the Plan been terminated.

                                  SECTION 18
                                  ----------
                          Acceptance of Master Trust
                          --------------------------
18.1  ACCEPTANCE BY MASTER TRUSTEE.  Master Trustee accepts the
Master Trust created hereunder and agrees to be bound by all the terms of this Agreement.

                                  SECTION 19
                                  ----------
                        Nonalienation of Master Trust
                        -----------------------------
19.1 MASTER TRUST NOT SUBJECT TO ASSIGNMENT OR ALIENATION. Except as heretofore provided, no Participating Employer, participant or beneficiary of the Plans to which the Master Trust applies shall have any interest in or right to the assets of this Master Trust, and to the full extent of all applicable laws, the assets of this Master Trust shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of a Participating Employer, participants or beneficiaries. The Master Trustee shall not recognize any assignment or alienation of benefits unless, and then only to the extent, written notices are received from the Plan Administrator.

19.2 PLANS' INTEREST IN MASTER TRUST NOT ASSIGNABLE. The equity or interest of any participating Plan in the Fund shall not be assignable.

                                  SECTION 20
                                  ----------
                                Governing Law
                                -------------
20.1 GOVERNING LAW. This Agreement shall be construed and enforced, to the extent possible, according to the laws of the State of California, and all provisions hereof shall be administered according to the laws of said State and any federal laws, regulations or rules which may from time to time be applicable.

                                  SECTION 21
                                  ----------
                         Parties to Court Proceedings
                         ----------------------------
21.1 ONLY BENEFIT COMMITTEE AND MASTER TRUSTEE NECESSARY. To the extent permitted by law, only the Master Trustee and the Benefit Committee shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Master Trustee, and no participant under any Plan of any Participating Employer or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under this Agreement or any Plan.

                                  SECTION 22
                                  ----------
                         Subsidiaries and Affiliates
                         ---------------------------
22.1 ADOPTION OF MASTER TRUST BY SUBSIDIARIES AND AFFILIATES. Any Controlled Group Member which is now or may hereafter be organized under the laws of the United States of America, or of any State or Territory thereof, with the approval of the Corporation, by resolution of its own board of directors, may adopt this Agreement, if such subsidiary or affiliate shall have adopted one or more Plans qualified under Code section 401(a).
If any such Controlled Group Member so adopts this Agreement, such Controlled Group Member shall be deemed a Participating Employer hereunder and this Agreement shall establish the trust for such Plans as are specified by such Participating Employer and shall constitute a continuation, amendment and restatement of any prior trust for any such Plans. Furthermore, the assets of any such Plans may be commingled with the assets of other Plans held in the Fund pursuant to Section 2.6 hereof. However, the assets of any Plan so held in the Fund shall not be subject to any claim arising under any other Plan, the assets of which are commingled therewith by the Master Trustee for investment purposes, and under no circumstances shall any of the assets of one Plan be available to provide the benefits under another Plan. A separate trust shall be deemed to have been created with respect to each Plan of such Participating Employer.

22.2 SEGREGATION FROM FURTHER PARTICIPATION. Any Participating Employer may, at any time, with the consent of the Corporation, segregate a Plan's trust from further participation in this Agreement. In such event, such Participating Employer shall file with the Master Trustee a document evidencing the segregation of the Plan from the Fund and its continuance of a separate trust in accordance with the provisions of this Agreement as though such Participating Employer were the sole creator thereof. In such event, the Master Trustee shall deliver to itself as Master Trustee of such separate trust such share of the Fund as may be determined by the Master Trustee to constitute the appropriate share of the Fund, as confirmed by the Benefit Committee, then held in respect of the participating employees of such former Participating Employer. Such former Participating Employer may thereafter exercise, in respect of such separate trust, all of the rights and powers reserved to the Benefit Committee under the provisions of this Agreement.
The equitable share of any Plan participating in the Fund shall be immediately segregated and withdrawn from the Fund if the Plan ceases to be qualified under Code section 401(a) and the Corporation shall promptly notify the Master Trustee of any determination by the Internal Revenue Service that any such Plan has ceased to be so qualified.

22.3 SEGREGATION OF ASSETS ALLOCABLE TO SPECIFIC EMPLOYEES. The Plan Administrator may at any time direct the Master Trustee to segregate and withdraw the equitable share of any such Plan, or that portion of such equitable share as may be certified to the Master Trustee by the Plan Administrator as allocable to any specified group or groups of employees or beneficiaries.
Whenever segregation is required, the Master Trustee shall withdraw from the Fund such assets as it shall in its absolute discretion deem to be equal in value to the equitable share to be segregated. Such withdrawal from the Fund shall be in cash or in any property held in such Fund, or in a combination of both, in the absolute discretion of the Master Trustee. The Master Trustee shall thereafter hold the assets so withdrawn as a separate trust fund in accordance with the provisions of this Agreement, which shall be construed in respect of such assets as if the Participating Employer maintaining such Plan (determined without regard to whether any subsidiaries or affiliates of such Participating Employer have joined in such Plan) has been named as the Benefit Committee hereunder. Such segregation shall not preclude later readmission to the Fund.

                                  SECTION 23
                                  ----------
                                 Authorities
                                 -----------
23.1 CORPORATION. Whenever the provisions of this Agreement specifically require or permit any action to be taken by "the Corporation", such action must be authorized by the Board of Directors. Any resolution adopted by the Board of Directors or other evidence of such authorization shall be certified to the Master Trustee by the Secretary or Assistant Secretary of the Corporation, and the Master Trustee may rely upon any authorization so certified until revoked or modified by a further action of the Board of Directors similarly certified to the Master Trustee.

23.2 PARTICIPATING EMPLOYER. Any action required or permitted to be taken under this Agreement by a Participating Employer shall be given by the board of directors thereof in the manner described in Section 23.1.

23.3 BENEFIT COMMITTEE AND PLAN ADMINISTRATOR. The Benefit Committee shall furnish the Master Trustee from time to time with a list of the names and signatures of all Persons (other than the Benefit Committee): authorized to act as the designee of the Benefit Committee under Section 1.1, serving as members of the Benefit Committee; serving as the Plan Administrator; or in any other manner authorized to issue orders, notices, requests, instructions and objections to the Master Trustee pursuant to the provisions of this Agreement. Any such list shall be certified by the Secretary of the Benefit Committee, and may be relied upon for accuracy and completeness by the Master Trustee. Each such Person shall thereupon furnish the Master Trustee with a list of the names and signatures of those individuals who are authorized, jointly or severally, to act for such Person hereunder, and the Master Trustee shall be fully protected in acting upon any notices or directions received from any of them.

23.4  INVESTMENT MANAGER.  The Benefit Committee shall cause each
Investment Manager to furnish the Master Trustee from time to time with the names and signatures of those persons authorized to direct the Master Trustee on its behalf hereunder.

23.5 FORM OF COMMUNICATIONS. Any agreement between the Benefit Committee and any Person (including an Investment Manager) or any other provision of this Agreement to the contrary notwithstanding, all notices, directions and other communications to the Master Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Master Trustee, and the Master Trustee shall be fully protected in acting in accordance therewith.

23.6 CONTINUATION OF AUTHORITY. The Master Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change in the Plan
Administrator, or membership of the Benefit Committee or terminating the authority of any Person, including any Investment
Manager, has occurred.

23.7 NO OBLIGATION TO ACT ON UNSATISFACTORY NOTICE. The Master Trustee shall incur no liability under this Agreement for any failure to act pursuant to any notice, direction or any other communication from any Asset Manager, the Corporation, the Plan Administrator, the Benefit Committee, or any other Person or the designee of any of them unless and until it shall have received instructions in form satisfactory to it.

                                  SECTION 24
                                  ----------
                                 Counterparts
                                 ------------
24.1 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

      IN WITNESS WHEREOF, the parties hereto, each intending to

be legally bound hereby, have hereunto set their hands and seals as of the day and year first above written.





                    THE EMPLOYEE BENEFIT COMMITTEE OF ROCKWELL
                      INTERNATIONAL CORPORATION - Named Fiduciary

                    By _________________________________________________
                                     Name:
                                     Title:



                    ROCKWELL INTERNATIONAL CORPORATION - Plan Sponsor

                    By _________________________________________________
                                     Name:
                                     Title:



                    FIRST INTERSTATE BANK OF CALIFORNIA - Master Trustee



                    By _________________________________________________
                                     Name:
                                     Title:

                                  Appendix A

                               Prior Agreements
                               ----------------
Amendatory Trust Agreement effective June 1, 1979 between
Rockwell International Corporation and National Bank of Detroit.

Amendatory Trust Agreement Number Three effective November 9,
1983 between Rockwell International Corporation and First
Interstate Bank of California.

Allen-Bradley Savings Plan Trust Agreement effective December 1,
1992 between Allen-Bradley Company and Gene R. Stevens.

                                  Appendix B

                              Participating Plans
                              -------------------


Rockwell International Corporation Savings Plan

Rockwell Retirement Savings Plan for Certain Employees

Allen-Bradley Company Savings Plan for Salaried Employees

Allen-Bradley Company Savings Plan for Hourly Employees

Allen-Bradley Company Savings Plan for IAM Union Employees

                                  Appendix D

                               Investment Funds
                               ----------------
D.1   To the extent directed by the Benefit Committee, the Master
Trustee shall establish:

         (i) A Diversified Fund consisting of all contributions made by Participants under the Plan prior to March 1, 1971, and all subsequent contributions made by Participants under the plan and designated pursuant to provisions of the Plan as applicable from time to time (including provisions, if any, regarding transfers of sums between funds), as contributions to the Diversified Fund and all contributions made by a Participating Employer to match contributions deducted from the Participant's compensation prior to March 1, 1969; all property purchased therewith and the proceeds and income of such contributions and property; and

         (ii)  A Fixed Income Fund consisting of all
      contributions made by Participants under the Plan subsequent to March 1, 1971, and designated pursuant to provisions of the Plan as applicable from time to time (including provisions, if any, regarding transfers of sums between funds), as contributions to the Fixed Income Fund, all property purchased therewith and proceeds and income of such contributions and property; and

         (iii) A Stock Fund A consisting of all cash and Qualifying Employer Securities of the Corporation or a Controlled Group Member contributed by the Corporation or a Participating Employer to match contributions deducted from the Participant's compensation on or after March 1, 1969, and the proceeds and income therefrom; and

         (iv) A Stock Fund B consisting of all contributions made by Participants under the Plan and designated pursuant to provisions of the Plan as applicable from time to time (including provisions, if any, regarding transfers of sums between funds), as contributions to the Stock Fund B, all Qualifying Employer Securities purchased therewith and proceeds and income therefrom; and

         (v) A Guaranteed Return Fund consisting of all contributions made by Participants under the Plan and designated pursuant to provisions of the Plan as applicable from time to time as contributions to the Guaranteed Return Fund (including provisions, if any, regarding transfers of sums between funds), any interest in a guaranteed return contract or contracts with an insurance company or companies acquired therewith and any other proceeds therefrom.

D.2 To the extent directed by the Benefit Committee, the Master Trustee shall from time to time:

         (i) Subject to the terms of the Agreement, invest and reinvest the principal and income of the Diversified Fund, without direction and without distinction between principal and income of said Diversified Fund, which has not been segregated in an Investment Manager Account or accounts, in every kind of property (real, personal or mixed, and every kind of investment, specifically including, but not by way of limitation, corporate obligations of every kind and stocks preferred or common) which men of prudence, acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, as the Master Trustee shall in its discretion determine, provided that the Master Trustee shall not invest such principal and income in any security issued by the Corporation or a Controlled Group Member. Notwithstanding any other provision of this Appendix D, up to 10% of the contributions made after March 1, 1969, to the Diversified Fund may, to the extent directed by the Benefit Committee, be invested by the Master Trustee in any special investment fund maintained by the Master Trustee designed to offer unusual possibilities for growth and capital investment, and specifically within the contemplation hereof, and notwithstanding any other provision of this instrument, the persons, natural or legal, who control the investments of this Trust, may cause any part or all of the assets of this Trust to be invested collectively with the money and other assets of trust created by others by causing such money and other assets to be invested as part of any common, collective or commingled trust fund, as the same may have heretofore been or may hereafter be established by the Master Trustee, which is qualified under the provisions of Code section 401(a) and exempt under the provisions of Code section 501(a), as the same may be amended. The money and other assets of this Trust so added to any such common, collective or commingled trust fund maintained by the Master Trustee shall be subject to all of the provisions of the Agreement, as the same may be amended, under which any such common, collective or commingled trust fund shall be maintained, and for the period of any such collective investment of assets of this Trust such Agreement, as the same may be amended, shall constitute a part of this instrument. The Master Trustee shall have the sole responsibility with respect to selecting, making and retaining investments; and

          (ii) Invest and reinvest the principal and income of the Fixed Income Fund without direction and without distinction between principal and income of said Fixed Income Fund, in the following kinds of instruments of debt with maturity of not more than three years: treasury bills, treasury notes, treasury bonds, federal agency obligations, other instruments of federal, state and local government debt, bankers acceptances and bank certificates of deposit, and cash equivalents including short-term fixed income commingled and collective investment funds of banks, but the Master Trustee shall not invest such principal and income in any instrument of debt issued by the Corporation or a Controlled Group Member. The Master Trustee shall have the sole responsibility with respect to selecting, making and retaining investments, and

          (iii) Use all cash in the Stock Fund A only to purchase Qualifying Employer Securities. Purchases may be made from or through any source (other than the Corporation or a Controlled Group Member) including a Participant. Rights, options or warrants offered to purchase Qualifying Employer Securities shall be exercised by the Master Trustee in his discretion but only to the extent that there is cash available in the Stock Fund A for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options or warrants to purchase securities of the Corporation or a Controlled Group Member other than Qualifying Employer Securities shall be sold by the Master Trustee on the open market; and

          (iv) Use all cash in the Stock Fund B only to purchase Qualifying Employer Securities. Purchases may be made from or through any source (other than the Corporation) including a Participant. Rights, options or warrants offered to purchase Qualifying Employer Securities shall be exercised by the Master Trustee in his discretion but only to the extent that there is cash available in the Stock Fund B for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options, or warrants to purchase securities of the Corporation or a Controlled Group

     Member other than Qualifying Employer Securities shall be sold by the Master Trustee on the open market; and

          (v) Invest and reinvest the principal and income of the Guaranteed Return Fund only in one or more contracts executed by, assumed by, or transferred to the Master Trustee and one or more insurance companies whereby such companies agree to guarantee a defined rate or rates of earnings or interest on amounts so invested. Such contract or contracts shall contain such terms, and shall be with such insurance company or companies, as the Benefit Committee may direct; and

          (vi) In making all investments pursuant to subsections
     (i), (ii), (iii), (iv) and (v) above, the Master Trustee (A) shall not, except as provided in Part 4 of Title I of ERISA, be bound by any law or court doctrine of any state or jurisdiction limiting trust investments, (B) makes no warranty or representation with respect to the continuing value of participating units, and (C) shall give consideration to the cash requirements of the Plan.

D.3  While the provisions of Article XVII of the Rockwell
     International Corporation Savings Plan are in effect, the Master Trustee shall establish:

          (i) A Sub Fund A consisting of any cash, securities or other consideration received by the Master Trustee as payment for shares of Qualifying Employer Securities previously held in the Stock Fund A which were tendered or deposited in accordance with Appendix E, all property purchased therewith and the proceeds and income therefrom;
     and

          (ii) A Sub Fund B consisting of any cash, securities or other consideration received by the Master Trustee as payment for shares of Qualifying Employer Securities previously held in the Stock Fund B which were tendered or deposited in accordance with Appendix E, all property purchased therewith and the proceeds and income therefrom.

     The Master Trustee shall use all cash in the Sub Fund A and the Sub Fund B only to purchase the kinds of instruments of debt with maturity of not more than three years in which the Master Trustee and any Investment Manager may invest and reinvest the principal and income of the Fixed Income Fund pursuant to Paragraph D.1 and shall so invest and reinvest the principal thereof and income thereon. Dividends, income and other distributions received on, and proceeds from the sale or other disposition of, any securities or other consideration held by the Master Trustee for Participants in the Sub Fund A or the Sub Fund B pursuant to a tender or deposit of shares of Qualifying Employer Securities in accordance with Appendix E shall be similarly invested and reinvested.

                                  Appendix E

                   Voting of Qualifying Employer Securities
                   ----------------------------------------
(a) Except as otherwise provided in this Appendix E, the duty with respect to the voting, retention, and tendering of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B shall be solely that of the Master Trustee, to be exercised solely in the Master Trustee's discretion.

(b) With respect to any matter as to which a vote of the outstanding shares of Qualifying Employer Securities is solicited by proxies, consents or authorizations:

          (i) Each Participant shall be entitled to direct the Master Trustee, and the Master Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of shares of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B which either represent the vested or non-vested interest of such Participant in the Stock Fund A as of the record date fixed for determining the holders of Qualifying Employer Securities entitled to vote on such matter or have been credited as of such record date to the Stock Fund B account of such Participant are to be exercised with respect to such matter, and the Master Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant. In connection with the solicitation of written directions from Participants, the Corporation will cause to be furnished to each Participant and the Master Trustee notice of each occasion for the exercise of such voting rights, an appropriate form on which such written direction may be given, and a statement containing the information that the Corporation distributes to stockholders generally regarding the exercise of such voting rights; and

          (ii) The duty with respect to the exercise of voting rights on shares of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph
     (i) of this subsection (b) shall be solely that of the Master Trustee, to be exercised solely in the Master Trustee's discretion.

(c)   In the event of any Tender Offer (as defined in Section
17.1 of the Rockwell International Corporation Savings Plan):

          (i) Each Participant shall be entitled to direct the Master Trustee, and the Master Trustee shall solicit the direction in writing of each Participant, as to the tendering or disposition of any shares of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B which either represent the vested or non-vested interest of such Participant in the Stock Fund A as of the Tender Date (as defined herein) with respect to such Participant or have been credited as of such Tender Date to the Stock Fund B account of such Participant, and, except as limited by paragraph (iii) hereof, the Master Trustee shall tender or deposit into a sub-fund established pursuant to Appendix D such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

          (ii) Except as limited by Paragraph (iii) hereof, the duty with respect to the retention, tendering or depositing of shares of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i) hereof shall be solely that of the Master Trustee to be exercised solely in the Master Trustee's discretion; and

          (iii) Shares of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B shall not be tendered or deposited into a sub-fund established pursuant to Appendix D by the Master Trustee pursuant to any such Tender Offer until the earliest of (A) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited or (B) immediately preceding the expiration of the period during which such shares of Qualifying Employer Securities will be taken up and paid for on a pro rata basis pursuant to such Tender Offer or (C) the expiration of 30 days from the date of the Master Trustee's solicitation of Participants' written direction pursuant to paragraph (i) hereof; and

          (iv) The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Qualifying Employer Securities held in the Stock Fund A or the Stock Fund B which have been tendered or deposited into a sub-fund established pursuant to Appendix D pursuant to any such Tender Offer shall be solely that of the Master Trustee, provided that the Master Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Qualifying Employer Securities have been tendered or deposited pursuant to any such Tender Officer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Qualifying Employer Securities, and if such solicitation is made, the Master Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant.

      As used in this subparagraph (c) with respect to a Participant, the term "Tender Date" means the date on which the Master Trustee tenders or deposits into a sub-fund established pursuant to Appendix D any shares of the Qualifying Employer Securities either representing the vested or non-vested interest of such Participant in the Stock Fund A or credited to the Stock Fund B account of such Participant in accordance with this subparagraph (c).